Exhibit 5.1
BRL Law Group LLC
31 St. James Avenue, Suite 850
Boston, Massachusetts 02116
November 23, 2007
NaviSite, Inc.
400 Minuteman Road
Andover, MA 01810

Ladies and Gentlemen:
     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof, for the registration of an aggregate of (i) 3,125,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share (the “Preferred Shares”) of NaviSite, Inc., a Delaware corporation (the “Company”), including such indeterminate number of shares of Series A Convertible Preferred Stock as may become issuable as a result of stock dividends or similar events, and (ii) 4,040,203 shares of Common Stock, $0.01 par value per share (the “Common Stock”) of the Company, including up to 500,000 shares of Common Stock, part or all of which may become issuable pursuant to adjustments to the conversion price of the Series A Convertible Preferred Stock and such indeterminate number of shares of Common Stock that may become issuable pursuant to antidilution provisions of warrants or be issued as a result of stock splits, stock dividends, recapitalizations or similar events, consisting of (x) up to 3,625,000 shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”) and (y) 415,203 shares of Common Stock issuable upon exercise of warrants (the “Warrant Shares”), all of which Preferred Shares, Conversion Shares and Warrant Shares, if and when sold, will be sold by the selling stockholders named in the Registration Statement.
     We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, and the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware Constitution, the Delaware General Corporation Law statute, reported judicial decisions interpreting Delaware law and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.
     Based upon and subject to the foregoing, we are of the opinion that the Preferred Shares, the Conversion Shares and the Warrant Shares have been duly authorized, and the Shares are, and when issued upon (i) conversion of the Preferred Shares in accordance with the terms thereof or (ii) exercise of the Company’s Warrant in accordance with the terms thereof, the Conversion Shares and the Warrant Shares, respectively, will be, validly issued, fully paid and non-assessable.
     It is understood that this opinion is to be used only in connection with the offer and sale of the Preferred Shares, the Conversion Shares and the Warrant Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the related Prospectus under the caption “Legal

Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ BRL Law Group LLC
BRL Law Group LLC